QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome T. Fadden and Steven H. Newman, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and any roles, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act and/or Exchange Act of Common Shares, par value $0.01 per share (the "Common Shares"), of Platinum Underwriters Holdings, Ltd. (the "Registrant"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to a Registration Statement on Form S-1 and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission (the "Commission") as any of them may deem appropriate in respect of the Common Shares, to any and all amendments thereto (including post-effective amendments), to any related Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2002.

Name	Title

/s/ WILLIAM A. ROBBIE William A. Robbie	Principal Financial Officer and Principal Accounting Officer

QuickLinks

POWER OF ATTORNEY